POWER OF ATTORNEY

This statement confirms that I have authorized and designated John W. Geelan,

James Grant, and Melissa

D. Richason, and each of them, as my attorney-in-fact to execute and file on my behalf all

Forms 3 (Initial Statement of Beneficial Ownership of Securities), Forms 4

(Statement of

Changes in Beneficial Ownership of Securities) and Forms 5 (Annual Statement

of Changes

in Beneficial Ownership), including any and all amendments thereto, that I may be required

to file with the Securities and Exchange Commission as a result of my ownership of or

transactions in securities of Piper Jaffray Companies.  This power of attorney shall continue

in effect until I am no longer required to file Forms 4 and 5 with regard to my ownership of

or transactions in securities of Piper Jaffray Companies, unless I earlier revoke this power of

attorney in a writing delivered to the above-named attorneys-in-fact.  I acknowledge that the

above-named attorneys-in-fact are not assuming any of my responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

Dated:  January 8, 2014

 /s/ Christopher D. Crawshaw

 Signature

 Christopher D. Crawshaw

 Printed Name